As filed with the Securities and Exchange Commission on March 22, 2002

Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

McKESSON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3207296 (I.R.S. Employer Identification No.)

One Post Street San Francisco, California (Address of Principal Executive Offices)	94104 (Zip Code)

McKesson Corporation Profit-Sharing Investment Plan
(Full Title of Plan)

Kristina Veaco Assistant General Counsel and Assistant Secretary One Post Street San Francisco, CA 94104	Ivan D. Meyerson Senior Vice President, General Counsel and Secretary One Post Street San Francisco, CA 94104

(Name and address of agents for service)

(415) 983-8300
(Telephone number, including area code, of agents for service)

     The Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee(2)

Common Stock par value $.01 per share(3)	20,000,000	$37.045	$185,225,000	$17,040.70

(1)	Represents the estimated number of shares that may be acquired by the Trustee under the McKesson Corporation Profit-Sharing Investment Plan, formerly McKesson HBOC, Inc. Profit-Sharing Investment Plan (the “Plan”) and under the related employee stock ownership plan (“ESOP”). Pursuant to Rule 416 (a), this registration statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction. Pursuant to rule 416 (c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated in accordance with Rule 457 (c) and (h), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sales prices of New York Stock Exchange Composite Transactions (as reported in the Wall Street Journal) on March 15, 2002. The fee was computed based on 5,000,000 shares. An additional 15,000,000 shares registered hereby will be allocated to participants’ ESOP accounts by McKesson Corporation as matching shares without receipt of separate cash consideration.

(3)	Including associated stock purchase rights.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
McKesson Corporation Form S-8
Exhibit 5
Exhibit 23.2
Exhibit 24

EXPLANATORY NOTE AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

     The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statement of the Registration on Form S-8 relating to the same employee benefit plan are effective.

     The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 16, 1998 (File No. 50261) is hereby incorporated by reference.

Incorporation of Certain Documents by Reference

     The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

(b)	Quarterly Report on Form 10-Q for the period ended June 30, 2001.

(c)	Quarterly Report on Form 10-Q for the period ended September 30, 2001.

(d)	Quarterly Report on Form 10-Q for the period ended December 31, 2001.

(e)	Forms 8-K Dates of Report January 22, 2002 and January 24, 2002.

(f)	The description of Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

     All documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities than remaining unsold.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit
No.	Description

4	Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated by reference herein.

Exhibit
No.	Description

5	Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Secretary of the Registrant regarding the legality of the securities being offered.

23.1	Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP.

24	Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 21st day of March 2002.

McKESSON CORPORATION (Registrant)

/s/ William R. Graber By: William R. Graber Senior Vice President and Chief Financial Officer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 21, 2002.

McKesson Corporation Profit-Sharing and Investment Plan

/s/ Ivan D. Meyerson By: Ivan D. Meyerson Member, Employee Benefits Committee

Signature and Title

*John H. Hammergren, President and Chief Executive Officer and Director
          (Principal Executive Officer)
*William R. Graber, Senior Vice President and Chief Financial Officer
          (Principal Financial Officer)
*Nigel A. Rees, Vice President and Controller
          (Principal Accounting Officer)
*Alfred C. Eckert, III, Director
*Tully M. Friedman, Director
*Alton F. Irby, III, Director
*Martin M. Koffel, Director
*Gerald E. Mayo, Director
*James V. Napier, Director
*Carl E. Reichardt, Director
*Alan J. Seelenfreund, Chairman of the Board and Director
*Jane E. Shaw, Director

*By: /s/	Ivan D. Meyerson (Attorney-in-Fact) Ivan D. Meyerson

EXHIBIT INDEX

Exhibit
No.	Description

4	Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated by reference herein.

5	Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Secretary of the Registrant regarding the legality of the securities being offered.

23.1	Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP.

24	Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.